CAUSEY DEMGEN & MOORE INC.
Certified Public Accountants and Consultants

Suite 4650
1801 California Street
Denver, Colorado 80202-2681
Telephone: (303) 296-2229
Facsimile: (303) 296-3731
www.cdmcpa.com

July 19, 2005

United States Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re: Entropin, Inc.
SEC File No. 000-29807

Ladies and Gentlemen:

The undersigned Causey Demgen & Moore Inc. previously acted as independent accountants to audit the financial statements of Entropin, Inc. (the "Company"). We are no longer acting as independent accountants to the Company.

This letter will confirm that we have reviewed Item 4. Of the Company's Form 8-K dated July 7, 2005, captioned "CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT" and that we agree with the statements made therein as they relate to us.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K/A.

Dated this 19th day of July, 2005.

Sincerely,

Causey Demgen & Moore Inc.

CAUSEY DEMGEN & MOORE INC.